Exhibit 10.1
[*****] Text Omitted for Confidential Treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

THIRD AMENDMENT TO PURCHASED SERVICES AGREEMENT
This THIRD AMENDMENT TO PURCHASED SERVICES AGREEMENT (this “Amendment”) is dated as of the 28th day of March, 2019, and is entered into between GK FINANCING, LLC, a California limited liability company (“GKF”), or its wholly owned subsidiary whose obligations hereunder shall be guaranteed by GKF, and KETTERING MEDICAL CENTER, an Ohio non-profit corporation, (“Medical Center”).
Recitals:
WHEREAS, GKF and Medical Center are parties to a certain Purchased Services Agreement dated as of November 19, 2008 (but dated December 9, 2008 by Medical Center), as amended by (i) a First Amendment to Purchased Services Agreement dated June 11, 2009, and (ii) a Second Amendment to Purchased Services Agreement dated February 27, 2014 (the “Second Amendment) (as amended, the “Agreement”); and
WHEREAS, GKF and Medical Center desire to further amend the Agreement to provide for the upgrade and reload of the Leksell Gamma Knife Perfexion unit (“Perfexion”) currently being provided by GKF to Medical Center pursuant to the Agreement, with a Leksell Gamma Knife Icon upgrade package (“Icon”), which will be installed on the existing Perfexion at the existing Site.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:
Agreement:
1.Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

Exhibit 10.1
[*****] Text Omitted for Confidential Treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.Icon Upgrade and Reload.
a.Scheduling and Process for the Icon Upgrade and Reload. Subject to the terms and conditions set forth herein, GKF shall acquire and hold title to the Icon, and install the Icon at the Site, and reload the existing Perfexion with new Cobalt-60 that meets the manufacturer’s radioactivity level specifications (the “Icon Upgrade and Reload”). GKF shall use its commercially reasonable best efforts to perform the Icon Upgrade and Reload in the third quarter of 2019, or such other time as mutually agreed to in writing by Medical Center and GKF, subject to availability of the Icon and Cobalt-60 from the equipment manufacturer, issuance of all regulatory approvals, permits and/or waivers in a timely manner, and completion of construction of the Site. The parties acknowledge that Medical Center may not be able to perform Procedures for approximately one (1) month during the Icon Upgrade and Reload. Until such time as the Perfexion is no longer able to perform Procedures due to the Icon Upgrade and Reload, Medical Center shall continue to perform Procedures using the Perfexion. Upon completion of the Icon Upgrade and Reload, all references in the Agreement to the Equipment shall be deemed to refer to the Icon. Notwithstanding anything to the contrary contained in this Amendment, GKF makes no representation or warranty to Medical Center concerning the Icon Upgrade and Reload, and GKF shall have no obligation or liability to pay any damages to Medical Center resulting from the Medical Center’s inability to perform Procedures during the time required for the Icon Upgrade and Reload, including, without limitation, any lost revenues or profits during the period of time that the Equipment is unavailable to perform Procedures during the Icon Upgrade and Reload.
b.Medical Center Personnel and Services. Upon request and as required by GKF, Medical Center, at Medical Center’s cost and expense, shall provide GKF with Medical Center personnel (including Medical Center’s physicists) and services, including security, in connection with the Icon Upgrade and Reload, among other things, to oversee, supervise and assist with construction and compliance with local, state and federal regulatory requirements and with nuclear regulatory compliance issues and the calibration of the Icon. Medical Center shall not be entitled to reimbursement for its personnel costs, internal costs or overhead in connection with the Icon Upgrade and Reload. Notwithstanding anything to the contrary set forth herein, the Icon Upgrade and Reload shall be performed by GKF only after all necessary and appropriate licenses, permits, approvals, waivers, consents and authorizations, and the proper handling of the Cobalt-60 (collectively, the “Permits”), have been obtained by Medical Center at Medical Center’s sole cost and expense. Subject to Sections 2.a and 2.b above, the actual costs of the Icon Upgrade and Reload paid or payable to third parties shall be the responsibility of GKF.
c.Lender Documentation. Upon request by GKF and at GKF’s reasonable expense, Medical Center shall execute and deliver a commercially reasonable form of subordination, attornment and non-disturbance or other documentation if such a document is reasonably requested by the third party financing company which holds a security interest in the Icon.

Exhibit 10.1
[*****] Text Omitted for Confidential Treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

d.Training. GKF, at its cost and expense, shall cover the Icon training tuition costs for those physicians and physicists who will be using the Icon. At a mutually agreeable date to the proctor supplied by Elekta, GFK and the Medical Center, GFK will coordinate with Elekta to send a proctor on site to the Medical Center to train all physicians and physicists.
(i)Acceptance Tests. Upon receipt of Elekta’s report on the results of the Acceptance Tests (as defined in the Leksell Gamma Knife End User Agreement (“LGK Agreement”), Medical Center shall have five (5) business days to review and validate the results of the Acceptance Tests to confirm that the Icon meets the manufacturer’s specifications and documentation. If Medical Center fails to respond within such five (5) business day period, Medical Center shall be deemed to have validated and confirmed the results of the Acceptance Tests.
3.No Ownership Interests. Notwithstanding anything to the contrary set forth in the Agreement or this Amendment, GKF shall retain all ownership rights and title to the Perfexion and the Icon, and Medical Center shall have no ownership interest therein.
4.Extension of Term of the Agreement. The Term of the Agreement is hereby further extended for a period of fifty-nine (59) months following the date of the performance of the first clinical Procedure performed on the Icon at the Site. All references in the Agreement to the “Term” shall be deemed to refer to the Term, as extended hereby.
5.Purchased Service Payments. Effective upon completion of the Icon Upgrade and Reload, Exhibit 8 of the Agreement shall be deleted in its entirety and replaced by Exhibit 8 attached hereto.
6.Definition of Procedure. Effective as of the date the Icon Upgrade and Reload have been completed and the results of the Acceptance Tests have been validated, but in all events prior to the date of performance of the first clinical Procedure performed on the Icon at Site, Section 8(b)(i) of the Agreement shall be deleted in its entirety and replaced by the following:
(i) "Procedure" means any treatment that involves stereotactic, external, single or up to and including five (5) fraction(s), conformal radiation, commonly called radiosurgery, that may include one or more isocenters during the patient treatment session, delivered to any site(s) superior to the foramen magnum. “Procedure” shall expressly exclude (1) any procedures which the Equipment is unable to perform or which, in the opinion of Elekta, the Equipment is not designed or reasonably suitable to perform.
7.Captions. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment.
8.Full Force and Effect. Except as amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict

Exhibit 10.1
[*****] Text Omitted for Confidential Treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

or inconsistency between the terms and provisions of this Amendment and that of the Agreement, the terms and provisions of this Amendment shall prevail and control.
IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:		Medical Center:

GK FINANCING, LLC		KETTERING MEDICAL CENTER

By:	/s/ Ernest A. Bates, M.D.	By:	/s/ Steven Chavez

	Ernest A. Bates, M.D.	Name:	Steven Chavez

	Policy Committee Member	Title:	VP Finance

Exhibit 10.1
[*****] Text Omitted for Confidential Treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 8
PURCHASED SERVICES PAYMENTS

Annual Paid Procedures Performed	Percentage of Technical Component Collections Payable To GKF For Each Procedure
[*****]	[*****]
[*****]	[*****]

Notwithstanding anything to the contrary set forth herein, for purposes of determining the Purchased Services Payments, the number of annual Procedures performed shall be reset to zero (0) at the commencement of each anniversary of the First Procedure Date after the Icon Upgrade and Reload has been completed.

For Procedure count purposes, any patient treatment provided on a fractionated basis shall count as one (1) Procedure. Charity cases shall not be included in the annual Procedures performed count.

Charity Cases

As a means to support Medical Center’s mission of providing charity care for persons who require Gamma Knife procedures who are not covered by Medicare, Medicaid, TriCare, Ohio’s Hospital Care Assurance Program, or private insurance programs (whether indemnity, preferred provider, health maintenance organization, etc.) and who do not have the means to pay for such procedures based on Medical Centers adopted standards of indigency, GKF agrees that Medical Center may perform Procedures on a charity or unreimbursed basis so long as no such charity or unreimbursed Procedures are counted towards the number of annual paid Procedures performed for purposes of determining the Purchased Services Payments due hereunder. Medical Center shall be solely responsible (and GKF shall not in any manner be or become responsible) for determining whether any person meets the standards of indigency. Medical Center shall provide reasonable written documentation evidencing satisfaction of the conditions set forth herein to GKF at or prior to the expected time of treatment.